MGP ANNOUNCES MAJOR WAREHOUSE EXPANSION PROGRAM
Expanding barrel storage capacity to support growth of the whiskey category

ATCHISON, Kan., October 21, 2015 - MGP Ingredients, Inc. (Nasdaq/MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today reported that it is undertaking a major expansion in warehousing capacity at its Lawrenceburg, Ind., distilling facility.
The program includes a $16.4 million investment in expanding warehouse capacity on a 20-acre campus adjoining the company’s current Lawrenceburg facility. The program includes both the refurbishment of existing warehouse buildings and the construction of new warehouses. When completed, the program is intended to approximately double the current barrel storage capacity at Lawrenceburg. The first new warehouses, currently under construction, are expected to be completed by the end of 2015.
“This investment is consistent with the ‘invest-for-growth’ initiative of our five-year strategic plan,” said Gus Griffin, president and CEO of MGP. “Increased capacity will help us better support the rapid growth of the whiskey category, as well as support our own brand development efforts."
“American whiskey is in the early stages of a long term growth trend”, Griffin continued. “Thanks to our strong reputation for quality and innovation, and our production capacity, MGP is uniquely positioned to benefit from this trend. This investment allows us to expand our ability to mature product for both our customers and our own future needs.”

About MGP
MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 170 years of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

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Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this press release regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, Indiana facility, or at the Illinois Corn Processing, LLC ("ICP") facility, (ii) the availability and cost of grain, flour, and barrels, and fluctuations in energy costs, (iii) the effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our five-year strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) the positive or adverse impact to our earnings as a result of the high volatility in our equity method investment's, ICP's, operating results, (ix) ICP's access to capital, (x) our limited influence over the ICP joint venture operating decisions, strategies or financial decisions (including investments, capital spending and distributions), (xi) our ability to source product from the ICP joint venture or unaffiliated third parties, (xii) our ability to maintain compliance with all applicable loan agreement covenants, (xiii) our ability to realize operating efficiencies, (xiv) actions of governments, (xv) consumer tastes and preferences, and (xvi) the volatility in our earnings resulting from the timing differences between a business interruption and a potential insurance recovery. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by Item 1A. Risk Factors of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

For More Information

Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com.

Media:
Shanae Randolph, Corporate Director of Communications
913-367-1480 or shanae.randolph@mgpingredients.com

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